                                                                   Exhibit B-108



                                   C.C.B.

[CAMARA DE COMERCIO                          CAMARA DE COMERCIO DE BOGOTA
DE BOGOTA LOGO]
                                                       SEDE NORTE

                                     01 DE JUNIO DE 1999           HORA 11:27:35

                                     02NA1060104899PD50601            HOJA : 001

                                     *******************************************

CERTIFICADO DE EXISTENCIA Y REPRESENTACION LEGAL O INSCRIPCION DE DOCUMENTOS.

LA CAMARA DE COMERCIO DE BOGOTA, CON FUNDAMENTO EN LAS MATRICULAS E INSCRIPCIONES DEL REGISTRO MERCANTIL,

                                   CERTIFICA:

NOMBRE : RELIANT ENERGY COLOMBIA LTDA
OTRO : NO REPORTO
DOMICILIO : SANTA FE DE BOGOTA D.C.

                                   CERTIFICA:
MATRICULA NO. 00944937

                                   CERTIFICA:

CONSTITUCION : QUE POR ESCRITURA PUBLICA NO. 0002830 DE NOTARIA SEXTA DE SANTA FE DE BOGOTA D.C. DEL 21 DE MAYO DE 1999, INSCRITA EL 31 DE MAYO DE 1999 BAJO EL NUMERO 00682395 DEL LIBRO IX, SE CONSTITUYO LA SOCIEDAD COMERCIAL
DENOMINADA: RELIANT ENERGY COLOMBIA LTDA

                                   CERTIFICA:

VIGENCIA: QUE LA SOCIEDAD NO SE HALLA DISUELTA. DURACION HASTA EL 21 DE MAYO DEL 20490

                                   CERTIFICA:

OBJETO SOCIAL: LA SOCIEDAD TIENE POR OBJETO SOCIAL LA SIGUIENTE ACTIVIDAD
PRINCIPAL: PARTICIPAR EN TODO TIPO DE PRIVATIZACIONES O PROCESOS DE VINCULACION DE CAPITAL PRIVADO EN EMPRESAS DEDICADAS A LAS ACTIVIDADES DE GENERACION; DISTRIBUCION O TRANSMISION DE ENERGIA ELECTRICA LO MISMO QUE EN CUALQUIER PROCESO DE ADQUISICION O PARTICIPACION RELACIONADO. EN DESARROLLO DE SU OBJETO PRINCIPAL LA SOCIEDAD PODRA: ADQUIRIR Y ENAJENAR TODA CLASE DE BIENES MUEBLES E INMUEBLES, CORPORALES E INCORPORALES; DAR EN PRENDA, HIPOTECAR O GRAVAR SUS BIENES, DAR TOMAR DINERO EN MUTUO SIN CONSTITUIRSE POR ELLO EN COMPANIA FINANCIERA, CONSTITUIR Y ACEPTAR TODA CLASE DE GARANTIAS REALES O PERSONALES; GIRAR, ACEPTAR Y EN GENERAL NEGOCIAR TITULO VALORES DE ORDEN CREDITICIO COMO LETRAS, CHEQUES, PAGARES, ETC.; ABRIR Y MANEJAR CUENTAS BANCARIAS BAJO LA FIRMA SOCIAL Y CELEBRAR CON ESTA CLASE DE ESTABLECIMIENTOS U OTROS SIMILARES, OPERACIONES FINA CIERASO DE CREDITO; CELEBRAR EL CONTRATO DE MANDATO EN SUS DESTINTAS FORMAS Y HACER PARTE DE SOCIEDADES, DE TODO ORDEN OBTENER DERECHOS DE PROPIEDAD SOBRE MARCAS, DIBUJOS, INSIGNIAS PATENTES Y PRIVILEGIOS, CEDERLOS A CUALQUIER TITULO, PROMOVER Y FORMAR EMPRESAS DE LA MISMA INDOLE O DE NEGOCIOS DIRECTAMENTE RELACIONADOS CON SU OBJETO PRINCIPAL, SEA EN COLOMBIA O [ILLEGIBLE] EL EXTERIOR; REPRESENTAR O AGENCIAR A PERSONAS NATURALES O JURIDICAS DEDICADAS A LAS MISMAS ACTIVIDADES O ACTIVIDADES COMPLEMENTARIAS; INTERVENIR Y/O PARTICIPAR EN LICITACIONES PUBLICAS O PRIVADAS, INDIVIDUALMENTE O CON OTRAS PERSONAS NATURALES O JURIDICAS, EN CONSORCIO, UNION TEMPORAL O BAJO CUALQUIER FORNA DE PATICIPACION

Y EN GENERAL CELEBRAR TODO ACTO O CONTRATO, CONSTITUIRSE EN GARANTE DE OBLIGACIONES AJENAS Y CAUCIONAR CON SUS BIENES PROPIOS OBLICACIONES DISTINTAS DE LAS SUYAS PROPIAS, CON AUTORIZACION DE LA JUNTA DE SOCIOS, Y, EN GENERAL, HACER EN CUALQUIER PARTE, SEA EN SU PROPIO NOMBRE O POR CUENTA DE TERCEROS O EN PARTICIPACION CON ELLOS, TODA CLASE DE OPERACIONES Y EJECUTAR Y CELEBRAR TODA CLASE DE ACTOS O CONTRATOS, BIEN SEA CIVILES, INDUSTRIALES, COMERCIALES O FINANCIEROS QUE SEAN CONVENIENTES O NECESARIOS PARA EL LOGRO DE LOS FINES QUE ELLA PERSIGUE Y QUE, DE MANERA DIRECTA, SE RELACIONEN CON EL OBJETO SOCIAL.

                                   CERTIFICA:

CAPITAL Y SOCIOS : $ 3,000,000.00000 DIVIDIDO EN 3,000.00 CUOTAS CON VALOR NOMINAL DE $ 1,000.00000 CADA UNA, DISTRIBUIDO ASI:
- SOCIOS CAPITALISTA(S)

RELIANT ENERGY INTERNATIONAL INC.                             N.I.T. 50094493701
  NO. CUOTAS: 2,970.00        VALOR: $   2,970,000.00
RELIANT ENERGY INTERNATIONAL HOLDINGS LLC                     N.I.T. 50094493702
  NO. CUOTAS: 30.00           VALOR: $  30,000,000.00
TOTALES
  NO. CUOTAS: 3,000.00        VALOR: $3,000,000.00000

                                   CERTIFICA:

REPRESENTACION LEGAL: LA SOCIEDAD TENDRA UN GERENTE EN QUIEN LOS SOCIOS DELEGAN LA REPRESENTACION Y ADMINISTRACION DE LA SOCIEDAD. EL GERENTE TENDRA DOS (2) SUPLENTES QUE LO REEMPLAZARAN EN SUS FALTAS ABSOLUTAS, TRANSITORIAS O TEMPORALES.
                                   CERTIFICA:
                             ** NOMBRAMIENTOS: **

QUE POR ESCRITURA PUBLICA NO. 0002830 DE NOTARIA SEXTA DE SANTA FE DE BOGOTA D.C. DEL 21 DE MAYO DE 1999, INSCRITA EL 31 DE MAYO DE 1999 BAJO EL NUMERO 00682395 DEL LIBRO IX, FUE(RON) NOMBRADO(S):

     NOMBRE                                                 IDENTIFICACION
CERENTE
     LINARES CANTILLO ALEJANDRO                             C.C.00019248237
PRIMER SUPLENTE DEL GERENTE
     ARRAZOLA BUSTILLO PATRICIA                             C.C.00045474629

                                   CERTIFICA:

FACULTADES DEL REPRESENTANTE LEGAL: EL GERENTE Y SUS SUPLENTES SERAN
LOS ENCARGADOS DE LA GESTION DE LOS NEGOCIOS SOCIALES. TENDRAN TODAS LAS FACULTADES ADMINISTRATIVAS Y DISPOSITIVAS INHERENTES AL CUMPLIDO DEL OBJETO SOCIAL. LAS ATRIBUCIONES Y FACULTADES DEL GERENTE Y SUS SUPLENTES SON LAS
SIGUIENTES: 1.- REPRESENTER A LA SOCIEDAD JUDICIAL Y EXTRAJUDICIALMENTE ANTE LOS ASOCIADOS, TERCEROS Y TODA CLASE DE AUTORIDADES JUDICIALES Y ADMINISTRATIVAS PUDIENDO NOMBRAR MANDATARIOS PARA QUE LA REPRESENTEN CUANDO FUERE EL CASO; 2.- EJECUTAR LOS ACUERDOS Y RESOLUCIONES DE LA JUNTA DE SOCIOS; 3.- PRESENTAR A LA JUNTA DE SOCIOS LAS CUENTAS, BALANCES, ESTADO DE PERDIDAS Y GANANCIAS, INVENTARIOS E INFORMES, PROPONIENDO A LA VEZ LA DISTRIBUCION DE UTILIDADES; 4.- CONSTITUIR APODERADOS JUDICIALES O EXTRAJUDICIALES QUE OBRANDO A SU ORDENES JUZGUE NECESARIOS PARA REPRESENTAR A LA SOCIEDAD; 5.- CELEBRAR TODA CLASE DE OPERACIONES BANCARIAS; 6.- HACER TODA CLASE DE OPERACIONES CON TITULOS VALORES; 7.- TRANSIGIR Y COMPROMETER LOS NEGOCIOS SOCIALES DE CUALQUIER CLASE QUE SEAN. 8.- CUIDAR DE LA RECAUDACION E INVERSION DE LOS FONDOS DE LA EMPRESA; 9.- VELAR PORQUE LOS EMPLEADOS DE LA SOCIEDAD CUMPLAN ESTRICTAMENTE SUS

                                                   C.C.B.

                                        CAMARA DE COMERCIO DE BOGOTA

                                                  SEDE NORTE

[CAMARA DE COMERCIO                     01 DE JUNIO DE 1999    HORA 11:27:37
DE BOGOTA LOGO]
                                        02NA1060104899PD50601     HOJA : 002

                                        ************************************

DEBERES; 10.- NOMBRAR Y REMOVER A LOS EMPLEADOS DE LA SOCIEDAD Y SENALARLES SU REMUNERACION Y LAS FUNCIONES QUE LES CORRESPONDAN; 11. CELEBRAR CON LAS MAS AMPLIAS FACULTADES Y LIMITADO SOLAMENTE POR EL OBJETO SOCIAL DE LA COMPANIA, TODO TIPO DE CONTRATOS CIVILES, MERCANTILES Y ADMINISTRATIVOS. 13.- NO PODRA OBLIGAR A LA SOCIEDAD COMO FIADORA SIMPLE O SOLIDARIA, CODEUDORA O COARRENDATARIA EN BENEFICIO DE TERCEROS, SIN CONSENTIMIENTO EXPRESO DE LA JUNTA DE SOCIOS. 14.- REQUERIRA AUTORIZACION DE LA JUNTA DE SOCIOS PARA CELEBRAR LOS ACTOS Y CONTRATOS REFERIDOS EN LA ANTERIOR CLAUSULA 23 DE LOS PRESENTES ESTATUTOS. DICHA AUTORIZACION DEBERA SER PREVIA Y POR ESCRITO PARA LOS SIGUIENTES CASOS; (I) LA CELEBRACION DE OPERACIONES BANCARIAS DE CREDITO Y CON TITULOS VALORES QUE SUPEREN EL EQUIVALENTE EN PESOS COLOMBIANOS A LA SUMA DE 3,000.00. AUN CUANDO UNA MISMA OPERACION SE FRACCIONE EN VARIAS (II) LA ENAJENACION, ADQUISICION Y EN GENERAL COMPROMETER LOS ACTIVOS DE LA SOCIEDAD, CUANDO EL ACTO O CONTRATO SUPERE EL EQUIVALENTE EN PESOS COLOMBIANOS A US$2,000.00.

                                   CERTIFICA:

DIRECCION DE NOTIFICACION JUDICIAL : CRA 9 NO. 73-24 PSO. 3 MUNICIPIO :
SANTA FE DE BOGOTA D.C.

                                  CERTIFICA :

QUE NO FIGURAN INSCRIPCIONES ANTERIORES A LA FECHA DEL PRESENTE CERTIFICADO, QUE MODIFIQUEN TOTAL O PARCIALMENTE SU CONTENIDO.

LOS ACTOS DE REGISTRO AQUI CERTIFICADOS QUEDAN EN FIRME CINCO (5) DIAS HABILES DESPUES DE LA FECHA DE INSCRIPCION, SIEMPRE QUE NO SEAN OBJETO DE RECURSOS EN LA VIA GUBERNATIVA.

EL SECRETARIO DE LA CAMARA DE COMERCIO,

VALOR : $ 2,000.00

DE CONFORMIDAD CON EL DECRETO 2150 DE 1995 Y LA AUTORIZACION IMPARTIDA POR LA SUPERINTENDENCIA DE INDUSTRIA COMERCIO, MEDIANTE EL OFICIO DEL 18 DE NOVIEMBRE DE 1996, LA FIRMA MECANICA, QUE APARECE A CONTINUATION TIENE PLENA VALIDEZ PARA TODOS [ILLEGIBLE] EFFECTOS LEGALES.

MONICA RESTREPO RADA
--------------------------------------------------------------------------------

De: diana_hinojosa@reliantenergy.com
A: Monica Restrepo Rada <mrestrepo@gomezpinzon.com>
Asunto: Re: Estatutos Reliant Energy Colombia Ltda.
Fecha: Lunes, Mayo 17, 1999 01:49 PM

Monica:

Thank you for sending me the attached "Estatutos", and per my review they are okay to use. I inserted the capital investment that we want to use at this moment on the draft you sent us, which is USD $ 2,000.00 or about 3,000.00 Colombian Pesos (is this correct?). I have attached it for your reference.

Additionally, per your e-mail note we would like to use one of the attorneys in your office as the legal representative for this new incorporation, please send us the indemnity document that we must sign as you have indicated.

Further, can you please advise me if this company can be set up within the next week. Thank you in advance for your kind attention to this matter.

Saludos,

diana(See attached file: Estatutos - Reliant Energy Colombia.doc)

                                    Pagina 1

[LOGO]

ESCRITURA PUBLICA NUMERO 2830 -----------------------------------------
DOS MIL OCHOCIENTOS TREINTA. ------------------------------------------
-----------------------------------------------------------------------

DE LA NOTARIA SEXTA (6a) DEL CIRCULO NOTARIAL DE SANTAFE DE BOGOTA, D.C.
FECHA: VEINTIUNO (21) DE MAYO -----------------------------------------
---------------- DE MIL NOVECIENTOS NOVENTA Y NEUVE (1.999). ----------

CLASE DE CONTRATO : CONSTITUCION DE SOCIEDAD -------------------------- PERSONAS INTERVINIENTES : RELIANT ENERGY INTERNATIONAL INC.
Y RELIANT ENERGY INTERNATIONAL HOLDINGS LLC.
REPRESENTADAS EN ESTE ACTO POR LA DOCTORA MONICA RESTREPO RADA. -------
-----------------------------------------------------------------------

RAZON SOCIAL : RELIANT ENERGY COLOMBIA LTDA. -------------------------- CAPITAL SOCIAL : $3.000.000.00 ----------------------------------------

-----------------------------------------------------------------------

***********************************************************************

En la ciudad de Santafe de Bogota, Distrito Capital,   Republica de Colombia a,
los veintiun (21) dia cel mes de Mayo --------------- de mil novecientos noventa y nueve (1.999), ante mi - JUAN MANUEL BOTERO MEDINA. -------------- Notario Sexto (60) ------------ de este Circulo Notarial se otorgo la escritura publica que se consigna en los siguientes terminos: -----------------------------------

CONSTANCIA SOBRE COMPARECENCIA Y DECLARACION ANTE EL NOTARIO : ----------------

COMPARECIO : La Doctora MONICA RESTREPO RADA, mujer. mayor de edad. residente y domiciliada en esta ciudad de Santafe de Bogota, de nacionalidad colombiana identificada con la cedula de ciudadania numero 52.620.147 expedida en Usaquen, y portadora de la tarjeta profesional de abogado Numero 84.592 expedida por el Consejo Superior de la Judicatura, quien actua en nombre y representacion de las siguientee sociedades extranjeras:------------------------------------------

1.-   RELIANT ENERGY INTERNATIONAL INC., sociedad debidamente constituida y domiciliada bajo las leyes vigentes en la ciudad de Delaware, Estados Unidos de America., con oficina registrada localizada en 1111 Lousiana, Houston Texas, de conformidad con el Certificado de existencia y representacion que anexo a continuacion. Representada para el efecto por Edward A. Monto, mayor de edad, identificado con el pasaporte numero 131215780 expedido en Houston Texas, actua como Presidente y por ende como representante legal de la sociedad, de conformidad con los documentos que protocolizo en este acto.-------

2.- RELIANT ENERGY INTERNATIONAL HOLDINGS LLC., sociedad debidamente constituida y domiciliada bajo las leyes vigentes en la ciudad de Delaware, Estados Unidos de America., con oficina registrada localizada en 1111 Lousiana, Houston Texas, de conformidad con el Certificado de existencia y representacion que anexo a continuacion. Representada para el efecto por Edward A. Monto, mayor de edad, identificado con el pasaporte numero 131215780 expedido en Houston Texas, actua como Presidente y por ende como representante legal de la sociedad, de conformidad con los documentos que protocolizo en este acto.------

Manifiesta que las juntas directivas de las companias que representa segun las correspondientes actas que se anexan a la presente, tienen el animo de constituir una sociedad de responsabilidad limitada, la cual se denominara RELIANT ENERGY COLOMBIA LTDA., y que se regira por los siguientes estatutos:----

ARTICULO 10: NOMBRE, TIPO Y NATURALEZA. - La sociedad es comercial, del tipo de las limitadas, de nacionalidad colombiana y girara bajo la denominacion social de RELIANT

[LOGO]

ENERGY COLOMBIA LTDA.

ARTICULO 20:   DOMICILIO PRINCIPAL SUCURSALES Y AGENCIAS. - La sociedad tendra su domicilio principal en la ciudad de Bogota, pero por decision de la Junta de Socios podra establecer y reglamentar el funcionamiento de sucursales agencias. y oficinas en cualquier lugar del territorio nacional o del exterior, asi como el cierre de las mismas. Los administradores de las sucursales o agencias seran designados por la Junta de Socios y ella les fijara en cada oportunidad sus facultades y atribuciones, las cuales deberan constar en el correspondiente poder.

ARTICULO 30:   DURACION. - La sociedad tendra una duracion de cincuenta anos
(50) contados a partir de la fecha de la presente escritura, pero la Junta de Socios podra decretar su disolucion anticipada o prorrogar el termino de su duracion conforme a lo dispuesto por la ley y los presentes estatutos.

ARTICULO 40:   OBJETO SOCIAL. - La sociedad tiene por objeto social la siguiente actividad principal: participar en todo tipo de privatizaciones o procesos de vinculacion de capital privado en empresas dedicadas a las actividades de generacion, distribucion o transmision de energia electrica lo mismo que en cualquier proceso de adquisioion o participacion relacionado.

En desarrollo de su objeto principal la sociedad podra: adquirir y enajenar toda clase de bienes muebles e inmuebles, corporales e incorporales: dar en prenda, hipotecar o gravar sus bienes, dsr y tomar dinero en mutuo sin constituirse por ello en compania financiera: constituir y aceptar toda clase de garantias reales o personales; girar, auf tar y en general negociar titulo valores de orden crediticio como letras, cheques, pagares, etc.: abrir y manejar cuentas bancarias bajo la firma social y celebrar con esta clase de establecimientos u otros similares, operaciones financieras o de credito; celebrar el contrato de mandato en sus distintas formas y hacer parte de sociedades de todo orden; obtener derechos de propiedad sobre marcas, dibujos, insignias, patentes y privilegios, cederlos a cualquier titulo, promover y formar empresas de la misma indole o de negocios directamente relacionados con su objeto principal, sea en Colombia o en el exterior; representar o agenciar a personas naturales o juridicas dedicadas a las miemas actividades o actividades complementarias; intervenir y/o participar en licitaciones publicas o privadas, individualmente
o con otras personae naturales o juridicas, en consorcio, union temporal o bajo cualquier forma de participacion y en general celebrar todo acto o contrato, constituirse en garante de obligaciones ajenas y caucionar con sus bienes propios obligaciones distintas de las suyas propias, con autorizacion de la Junta de Socios, y en general, hacer en cualquier parte, sea en su propio nombre o por cuenta de terceros o en participacion con ellos, toda clase de operaciones y ejecutar y celebrar toda clase de actos o contratoe, bien sea civilse, industriales, comerciales o financieroe que sean convenientes o necesarios para el logro de los fines que ella persigue y que, de manera directa, se relacionen con el objeto social.

ARTICULO 50: CAPITAL SOCIAL Y CUOTAS. - El capital de la sociedad es la suma de TRES MILLONES DE PESOS ($3,000.000) MONEDA LEGAL COLOMBIANA, dividido er TRES MIL (3.000) Cuotas de valor nominal de MIL PESOS ($1.000) MONEDA LEGAL COLOMBIANA, cada una, distribuidas en el siguiente forma:

[LOGO]

SOCIOS               No de CUOTAS            VALOR $               %
------               ------------            -------              ---
Reliant Energy
International Inc.      2,970            $2,970,000.00             99
Reliant Energy
International
Holdings LLC               30            $   30,000.00              1
                        -----            -------------            ---
TOTALES                 3,000            $3,000,000.00            100%
                        =====            =============            ===

PARAGRAFO: El capital social ha sido pagado integramente por los socios a entera satisfaccion de la sociedad.

ARTICULO 60: RESPONSABILIDAD. - La responsabilidad personal de los socios, conforme a la ley comercial vigente, se limitara al monto de sus respectivos aportes.

ARTICULO 70: CESION DE CUOTAS. - Los socios tendran derecho a ceder sus cuotas en las condiciones previstas en los Estatutos y mediante el cumplimiento de los requisitos de una reforma estatutaria. La escritura correspondiante sera otorgada por el representante legal de la compania, el cedente y el cesionario, y en ella se transcribira el acuerdo mediante el cual la Junta de Socios apruebe la cesion. Dicha escritura sera inscrita en el Registro Mercantil.

ARTICULO 80: PREFERENCIA EN LA CESION DE CUOTAS. - a). El socio que pretenda ceder sus cuotas las ofrecera a los demas socios por conducto del representante legal de la compania. La oferta se formulara por medio de carte dirigida al Gerente, indicando el precio de venta, los plazos que esta dispuesto a otorgar y las demas estipulaciones del caso. b). Recibida la oferta por el Gerente, este le dara traslado inmediatamente a los demas socios, a fin de que los socios dentro de los quince dias habiles siguientes, manifiesten si tienen intencion en adquirirlas. Transcurrido este lapso los socios que acepten la oferta tendran derecho a tomarla a prorrata de las cuotas que posean. c). Si los socios interesados en adquirir las cuotas discreparen respecto del precio o del plazo, el valor de cada cuota o el plazo seran fijados por peritos designados por las partes, o en su defecto por la Camara de Comercio de Cartagena. El valor de la peritacion sera sufragado por iguales partes entre en comprador y vendedor. El justiprecio y el plazo determinados seran obligatorios para las partes. Sin embargo, las partes podran convenir en que las condiciones de la oferta sean definitivas, si fueren mas favorables a los presuntos cesionarios que las fijadas por los peritos. d). Si ningun socio manifiesta intere en adquirir las cuotas dentro del plazo fijado en el numeral b) de la presente clausula, ni se obtiene la autorizacion del setenta (70%) por ciento de las cuotas en que se halle dividido el capital social, para el ingreso de un extrafio, la sociedad debera presentar por conducto de su representante legal, dentro de los sesenta (60) dias siguientes a la peticion del presunto cedente, una o mas personas que las adquieran, aplicando para el caso las normas sefialadas anteriormente. Si dentro de los veinte (20) dias siguientes no se perfecciona la cesion, los demas socios optaran entre disolver la sociedad o excluir al socio interesado en ceder las cuotas, liquidandolas en la forma establecida en la clausula decima segunda y en el numeral anterior. d). La cesion debera hacerse por escritura publica, con todas las formalidades legales, y no producira efectos respecto de terceros ni de

[LOGO]

la sociedad, sino a partir de la fecha en que sea inscrita en el registro mercantil.

ARTICULO 90.- EMBARGO DE CUOTAS.- Las cuotas podran ser objeto de embargo y enajenacion forzosa. El embargo se inscribira en el Libro de Registro de Socios una vez comunicado por el Juez al representante legal de la sociedad. En caso de enajenaoion forzosa, los otros socios podran preferencialmente adquirir parcialmente las cuotas, en la forma y terminos previstos en la ley y teniendo en cuenta lo establecido en el articulo anterior de los presentes estatutos.

ARTICULO 10.- INDIVISIBILIDAD DE LAS CUOTAS.- Las cuotas son indivisibles. Por consiguiente, cuando una o mas cuotas pertenezcan proindiviso a varias personas, deberan designar un representante comun y unico para el ejercicio de los derechos inherentes a las mismas. En las votaciones ningun socio podra fraccionar su voto; pero esta indivisibilidad no se opone a que el mandatario de varios socios vote en cada siguiendo las instrucciones que por separado la haya impartido cada uno de los mandantes.

ARTICULO 11.- MUERTE DE UN SOCIO.- Si en el decurso de la vida social uno de los socios fallece, la sociedad continuara con los herederos del socio difunto
o los asignatarios. En todo caso, si los herederos del socio difunto no estuviesen interesados en participar como socios, las cuotas seran cedidas con sujecion al derecho de preferencia consagrado en los presentes estatutos y en la ley. Si los herederos decidiesen participar como socios y por esta causa el numero de socios supera el maximo permitido por la ley, los herederos, dentro de los seis meses siguientes al fallecimiento, constituiran una socieded que [ILLEGIBLE] a su vez socia de la compania. Cuando los socios sean personas juridicas y entrasen en proceso de liquidacion, la sociedad continuara con los adjudicatarios de las cuotas sociales, siempre que su actividad sea complementaria a la de la sociedad. En caso contrario, o en el evento que los adjudicatarios no esten interesados en participar como socios, las cuotas seran cedidas con sujecion al derecho de preferencia consagrado en los presentes estatutos y en la ley.

 ARTICULO 12. - REGISTRO DE SOCIOS.- La sociedad llevara un Libro de Registro de Socios inscrito en la Camara de Comercio del domicilio social, en el que se anotaran el nombre, nacionalidad, domicilio, documento de identidad, y numero de cuotas que cada uno posea, asi como los embargos, gravamenes y cesiones que se hubieren efectuado, aun por via de remate.

 ARTICULO 13. - REGIMEN DE LA ADMINISTRACTION.- La direccion y administracion de los negocios sociales que legalmente corresponde a los socios, guedan delegadas en la Junta de Socios y en un (1) Gerente y dos (2) suplentes, quienes obraran conforme a estos Estatutos y a la Ley. Adicionalmente, la sociedad podra tener un comite asesor, cuya constitucion y funcionamiento sera reglamentado por la Junta de Socios.

 ARTICULO 14. - COMPOSICION DE LA JUNTA DE SOCIOS.- Integran la Junta de Socios quienes tengan la calidad de tales, y estos podran actuar a nombre propio o a traves de sus representates o mandatarios, debidamente convocados y reunidos con el quorum y en las demas condiciones previstas en estos Estatutos. Cada socio tendre tantos votos cuantas cuotas, derechos o partes de interes social posea en la sociedad.

 ARTICULO 15. - REPRESENTACION DE LOS SOCIOS.- Todo socio
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podra hacerse, representar ante la Compania y la Junta de Socios para el ejercicio de sus derechos mediante poder otorgado por escrito en el que se indique el nombre del apoderado, la extension del poder conferido y la persona en quien puede sustituirio y. si es el caso, la fecha de la reunion para la cual se confiere.

ARTICULO 16- REUNIONES.- Las reuniones de la Junta de Socios podran ser ordinarias o extraordinarias y seran presididas al Gerente o alguno de sus suplentes. o por la persona que designe la Junta de Socios para tal efecto. Las reuniones se llevaran a cabo en el domicilio principal de la Sociedad, en el lugar, hora y fecha indicados en la convocatoria. No obstante, podra reunirse sin previa citacion y en cualguier sitio, dentro o fuera del territorio colombiano, cuando esten representadas la totalidad de las cuotas sociales.

PARACRAFO PRIMERO: Seran validas las decisiones de la Junta de Socios, cuando por cualguier medio todos los socios puedan deliberar y decidir por comunicacion simultanea o sucesiva, caso en el cual la sucesion de comunicacionee debera ocurrir de manera inmediata de acuerdo con el medio empleado. En todos los casos debera queder prueba de la reunion, tales como fax
o grabacion magnetofonica, donde aparezca la hors, girador y mensaje.

En el evento que la sociadad se encuentre vigilada por la Superintendencia de Sociedades. sera obligatorio mientras asi lo disponga la ley, que un delegado de la Superintendencia este presente en la reunion para lo cual el representante legal debera solicitar la presencia del delegado, con por lo menos ocho dias habiles de

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anticipacion a la reunion.

PARAGRAFO SEGUNDO: Asi mismo, podran celebrarse reuniones no presenciales, cuando por escrito todos loS socios expresen el sentido de su voto. Si los socios, hubieren expresado su voto en documentos separados, estos deberan recibirse en un termino maximo de un mes, contado a partir de la primera comunicacion recibida. El representante legal informara a los accionistas o miembros el sentido de la decision. dentro de los cinco dias siguientes a la recepcion de Ios documentos en los gue ee exprese el voto.

ARTICULO 17.- REUNIONES ORDINARIAS.- Las reuniones ordinarias de la Junta de Socios se efectuaran una vez al ano, dentro de los tres (3) meses siguientes al vencimiento de cada ejercicio, previa convocatoria hecha como se explica mas adelante, para examinar la marcha de la sociedad, designar administradores y demas funcionarios de su eleccion, determinar las directrices economicas de la compania, considerar las cuentas y balances del ultimo ejercicio y resolver sobre la distribucion de utilidades, asi como para acordar todas las providencias tendientes a asegurar el cumplimiento del objeto social. Si no fuere convocada la Junta de Socios en la epoca prevista en este articulo. se reunira por derecho propio el primer dia habil del mes de Abril a las diez de la manana (10:00 a.m.) en las oficinas del domicilio principal de la Compania.

ARTICULO 18.- REUNIONES EXTRAORDINARIAS.- La Junta de Socios podra ser convocada a reuniones extraordinarias por el Gerente o sus suplentes, a iniciativa propia
o por solicitud de un numero plural de socios que represente la cuarta perte de las cuotas en gue se encuentra dividido el capital. En las reuniones extraordinarias la Junta de Socios unicamente podra tomar decisiones sobre los puntos previstos en el Orden del Dia incluido en la convocatoria.

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pero por decision de la misma Junta. tomada por la mitad mas una de las cuotas en que esta dividido el capital social, podra ocuparse de otros temas, una vez agotado el Orden del Dia.

ARTICULO 19.- CONVOCATORIA.- La convocatoria para las reuniones de la Junta de Socios sera hecha por lo menos con cinco (5) dias comunee de antelacion, por medio de comunicaciones escritas dirigidas a la direccion que las socios hayan registrado en la sociedad para el envio de las informaciones oficiales, salvo la reunion en gue han de aprobarse los balances de fin de ejercicio que se convocara con quince (15) dias habiles de anticipacion cuando menos. En el acta de la sesion correspondiente se dejara constancia de la convocatoria. La Junta de Socios podrs reunirse. deliberar y decidir sin necesidad de previa convocatoria, al estar presentes o representados todos los socios.

ARTICULO 20.- QUORUM PARA DELIBERAR.- La Junta de Socios podra deliberar con un numero plural de personas. que represente por lo menos el cincuenta y un (51%) por ciento de las cuotas en que se encuentra dividido el capital social.

ARTICULO 21.- QUORUM DECISORIO.- Para aprobar todos los acuerdos y resoluciones se requiere el voto afirmative de un numero plural de socios que represente por lo menos el cincuenta y un (51%) de las cuotas sociales. salvo en aquellos casos en quo la ley o los presentes estatutos sefialen una mayoria superior.

ARTICULO 22.- OBLIGATORIEDAD DE LAS DECISIONES.- Siempre que tengan caracter general, las decisiones de la Junta de

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Socios adoptadas den los requisitos de la ley y los estatutos obligaran a todos los socios, aun a los ausentes o disidentes.

ARTICULO 23.- FUNCIONES Y ATRIBUCIONES DE LA JUNTA DE SOCIOS.- 1.- Estudier y aprobar las reformas estatutarias; 2.- Estudiar, planear, promover y ejecutar operaciones o actividades relacionadas con el desarrollo del objeto, y designar las comisiones que considere necesaria para ello; 3.- Examinar, aprobar o improbar los balances de fin de ejercicio y las cuentas que deben rendir los administradores; 4.- Disponer de las utilidades sociales; 5.- Considerar los informes del Gerente sobre el estado de los negocios sociales; 6.- Adoptar todas las medidas que reclaman el cumplimiento de los estatutos y el interes comun de los asociados; 7.- Constituir e incrementar las reservas ocasionales;
8.- Nombrar al liquidador o liquidadores de la sociedad; 9.- Elegir cada ano al Gerente y sus dos (2) suplentes, y fijarles su remuneracion; 10.- Fijar el monto del reparto de utilidades asi como la forma y plazos en que se pagaran;
11.- Delegar las funciones que por ley no sean privativas de la Junta de Socios; 12.- Dar el voto consultivo a los representantes legales sobre las materias en que estos soliciten; 13.- Decretar la enajenacion total de los haberes de la sociedad; 14.- Ordenar la participacion de la sociedad en tramite concursal; 15.- Interpretar las disposiciones de los estatutos que dieren lugar a dudas y fijar su sentido. 16.- Resolver lo relativo a la cesion de cuotas, asi como a la admision de nuevos socios; 17.- Decidir sobre el retiro o exclusion de socios; 18.- Ejercer las demas funciones que le atribuyan la ley y los estatutos y en general las que no correspondan a otro organo. 19.- Autorizar al Gerente para que realice los siguientes actos:

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Celebrar operaciones bancarias y de credito y con titulos valores superiores al equivalente en pesos colombianos a la suma de USD$3,000.00. aun cuando una misma operacion se fraccione en varias;

Enajenar, adquirir y en general comprometer los activos de la sociedad, cuando el acto o contrato supere el equivalente en pesos colombianos a USD$2,000.00.

ARTICULO 24.- LIBRO DE ACTAS.- La verificacion del quorum, las deliberaciones, decretos o resoluciones y demas trabajos de la Junta de Socios, se haran constar cronologicamente en un Libro de Actas registrado y foliado en la Camara de Comercio del domicilio social: el Presidente y el Secretario de la Junta firmaran el Acta respectiva. Las Actas se encabezaran con su numero y expresaran al lugar, fecha y hora de la reunion. el numero de cuotas representadas, la forma y antelacion de la convocatoria, la lista de los asistentes, los asuntos tratados, las decisiones adoptadas y el numero de votos emitidos en favor, en contra y en blanco, en cada caso, las constancias escritas presentadas por los asistentes. Las designaciones efectuadas y la hora de la clausura.

PARAGRAFO: En el caso de reuniones no presenciales, las actas correspondientes deberan elaborarse y asentarse en el libro respectivo dentro de los treinta (30) dias siguientee a aquel en que concluyo el acuerdo. Las actas seran suscritas por el representante legal y el secretario de la sociedad. A falta de este ultimo seran firmadas por alguno de los socios.

ARTICULO 25.- REPRESENTANTES LEGALES. NOMBRAMIENTOS Y PERIODOS.- La sociedad tendra un Gerente en quien los
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socios deleg la re-resentacion y administracion de la sociedad. El Gerente tendra aoe (2) suplentes gue lo

reemplazaran en sus faltas absolutas, transitorias o temporales. El Gerente y sus suplentes seran los encargados ce la gestion de los negocios sociales. Tendran todas las facultades administrativas y dispositivas inherentes al cumplido desarrollo del objeto social. Tanto el Gerente como sus dos (2) suplentes seran designados por la Junta de Socios para periodos de dos (2) anos y podran ser reelegidos indefinidamente o removidos libremente en cualguier memento. Si al vencimiento del periodo no se han designado nuevos representantes legales, se entendera prorrogado su mandato hasta tanto se efectuen nuevas designaciones. Los representantes legales conservaran dicho caracter para todos los efectos legales, mientras no se cencele su inscripcion en la Camara de Comercio.

ARTICULO 26.- FACULTADES.- Las atribuciones y facultades del Gerente y sus suplentes son las siguientes: 1.- Representar a la sociedad judicial y extrajudicialmente ante los asociados, terceros y toda clase de autoridades judiciales y administrativas pudiendo nombrar mandatarios para que la representen cuando fuere el caso; 2.- Ejecutar los acuerdos y resoluciones de la Junta de Socios; 3.- Presentar a la Junta de Socios las cuentas, balances, estado de perdidas y ganancias, inventarioe e informes, proponiendo a la vez la distribucion de utilidades; 4.- Constituir apoderados judiciales o extrajudiciales que obrando a su ordenes juzgue necesarios para representar a la Sociedad; 5.- Celebrar toda clase de operaciones bancarias; 6.- Hacer toda clase de operaciones con titulos valores; 7.- Transigir y comprometer los negocios sociales de cualquier clase que sean. 8.- Cuidar de la recaudacion

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                                    8

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-e inversion de los fondos de la empresa; 9.- Velar porgue los empleados de la
Sociedad cumplan estrictamente sus deberes; 10.- Nombrar y remover a los empleados de la Sociedad y senalarles su remuneracion y las funciones gue les correspondan; 11. Celebrar con las mas amplias facultades y limitado solamente por el objeto social de la compania, todo tipo de contratos civiles, mercantiles y administrativos. 13. - No podra obligar a la sociedad como fiadora simple o solidaria, codeudora o coarrendataria en beneficio de terceros, sin consentimiento expreso de la Junta de Socios. 14.- Requerira autorizacion de la Junta de Socios para celebrar los actos y contratos referidos en la anterior clausula 23 de los presentes estatutos. Dicha autorizacion debera ser previa y por escrito para los siguientes casos: (i) La celebracion de operaciones bancarias de credito y con titulos valores que superen el equivalente en pesos colombianos a la suma de 3,000.00. aun cuando una misma operacion se fraccione en varias. (ii) La enajenacion, adquisicion y en general comprometer los activos de la sociedad, cuando el acto o contrato supere el equivalente en pesos colombianos a US$ 2,000.00.

ARTICULO 27.- EMPLEADOS.- Todos los empleados y funcionarios de la Sociedad estaran subordinados a los representantes legales.

ARTICULO 28.- SOLEMNIZACION DE REFORMAS.- El Gerente queda facultado para elevar a Escritura Publica cualguier cambio estatutario que haya sido aprobado con el voto favorable de un numero plural de socios gue represente por lo menos el setenta por ciento (70%) de las cuotas en que se encuentre dividido el capital social, y de acuerdo con el articulo vigesimo [ILLEGIBLE] do loe presentes Estatutos. En las escrituras de cesion de cuotas sociales tambien compareceran el cedente y el cesionario.

ARTICULO 29.- BALANCES Y PARTICIPACIONES. BALANCE ANUAL.- El 31 de Diciembre de cada ano se cortaran las cuentas para haoer el Inventario y el Balance General correspondiente, asi como el Estado de Perdidas y Ganancias del respectivo ejercicio, los que Beran sometidos a la aprobacion de la Junta de Socios con el respectivo proyecto de distribucion de utilidades y de una memoria razonada de la situacion de la Sociedad suscrita por el Gerente.

ARTICULO 30.- RESERVA LEGAL.- La Reserva Legal se formara con el diez por ciento (10%) de las utilidades liquidas de cada ejercicio, hasta alcanzar un monto igual al cincuenta por ciento (50%) del capital de la Compafiia.

ARTICULO 31.- RESERVAS OCASIONALES.- La Junta de Socios podra constituir reservas ocasionales con destino especial teniendo en cuenta las disposiciones legales aplicables.

ARTICULO 32.- LIQUIDACION DE GANANCIAS Y PERDIDAS.- Para liguidar la cuenta de perdidas y ganancias de cada ejercicio y establecer el saldo de unas y otras, debera previamente haberse asentado en los libros de contabilidad las partidas que se destinen para atender las siguientes provisiones: 1.- Para la depreciacion y amortizeciones de los activos susceptibles dej desgaste o demerito; 2.- Para el pago de las cesantias y demas prestacionee sociales a cargo de la Compania y a favor de sus trabajadores. causados durante el respectivo enercicio; 3.- Para el amparo de cartera y demas activos sociales; 4.- Para los impuestos de renta y complementarios, adicionales o especiales.

ARTICULO 33 .- PARTICIPACIONES.- No podran distribuirse utilidades mientras no se hayan enjugado las perdidas de

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ejercicios anteriores. gue afecten el capital social. Salvo determinacion en contrario, aprobada por los socios que representen por lo menos el setenta y ocho por ciento (78%) de las cuotes en que se halla dividido el capital social, la sociedad repartira a titulo de participacion no menos del cincuenta por ciento (50%) de las utilidades liquidas obtenidas en cada ejercicio del saldo de las mismas si tuviere que enjugar perdidas de ejercicios anteriores. Son utilidades liquidas las que resultan, despues de deducidas las apropiaciones para el pago de impuestos y las provisiones a que hace referencio el articulo anterior de los presentee Estatutos.

ARTICULO 34.- PERDIDAS.- Cuando el balance general de fin de ejercicio arroje un saldo de perdidas, la Junta de Socios ordenara que sean compensadas con las reservas. y el resto si lo hubiere, se enjugara con las utilidades de ejercicios posteriores.

ARTICULO 35.- DISOLUCION.- CAUSALES.- La sociedad se disolvera por las siguientes causas: 1.- Por vencimiento del termino estipulado; 2.- Por acuerdo de la Junta de Socios aprobado con el quorum senalado en el Articulo Vigesimo Octavo (28) de estos Estatutos; 3.- Por haber sufrido perdidas que alcancen una suma superior al cincuenta por ciento (50%) del capital social: 4.-.Porque el numero de socios sea inferior 'a dos (2) o exceda de veinticincc (25); 5.- Por liquidacion obligatoria de la Sociedad; y 6.- Por las demas causales de orden legal.

ARTICULO 36.- LIQUIDACION.- [ILLEGIBLE] el caso de disolucion de la Sociedad se procedera a la Liquidacion de sus bienes de acuerdo con las disposiciones legales.

ARTICULO 37.- LIQUIDATOR.- Hara la liquidacion la persona o personas a guienes la Junta de Socios designe para tal efecto. Por cada liquidador gue be nombre se designara un Suplente. Si la Junta no nombrare liguidador, tendra caracter de tal guien sea el Gerente de la sociedad, o guien haga sus veces, en la fecha en gue ecta entre en liquidacion.

ARTICULO 38.- FUNCIONAMIENTO DE LA JUNTA DE SOCIOS.- Durante el periodo de liquidacion la Junta de Socios sesionara ordinaria o extraordinariamente en la forma prevista en estos Estatutos. Tendra todas las funciones compatibles con el estado de liguidacion, especialmente la relativa a cambiar, remover libremente al liquidador y acordar el precio de sus servicios, aprobar la cuenta final de liquidacion y el Acta de distribucion del remanente.

ARTICULO 39 - AREITRAMENTO.- Las diferencias gue ocurran en cualguier tiempo, inclusive en el periodo de liguidacion, entre los socios o entre uno o varios de ellos y la Sociedad con motivo del contrato social, seran decididas por un arbitro designado de [ILLEGIBLE] acuerdo por las partes. guien sera ciudadano colombiano, abogado titulado, guien decidira en derecho. La designacion debera hacerse dentro de los guince (15) dias comunes siguientes a aguel en gue un ade las partes comunigue a la otra y por escrito sus pretensiones, indicando la diferencia materia del arbitramento. Si las partes no liegaren a ponerse de acuerdo, se acudira al proceso establecido en la Ley 23 de 1991 y las normas legales aplicables. El tribunel funcionara en la ciudad de Santa Fe de Bogota. El valor del arbitramento sera sufragado por igual por las partes. En lo no previsto en los presentes estatutos se aplicaran las normas del Codigo de Comercio vigentes, las normas pertinentes del Codigo de Procedimiento Civil y el Decreto

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                                       10

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2279/89.

ARTICULO TRANSITORIO. NOMBRAMIENTOS.- Gerente : ALEJANDRO LINARES CANTILLO. identificado con la cedula de ciudadania numero 19' 248.237 de Bogota.

Primer Suplente del Gerente : Patricia Arrazola Bustillo, identificado con la cedula de ciudadania numero 45' 474.629 de Cartagena.

Todos los anteriormente nombrados aceptaron los cargos.

(HASTA AQUI LA MINUTA PRESENTADA ). - Diskette

OTORGAMIENTO Y AUTORIZACION: Leida la presente escritura publica por el compareciente y habiendoseles hecho las advertencias sobre los tramites y formalidades de rigor, le impartio su aprobacion y en constancia de su asentimiento lo firma ante mi y conmigo el Notario gue lo autorizo.

COMPROBANTES FISCALES: El Notario certifica gue se dio cumplimiento con lo dispuesto al respecto por las disposiciones legales sobre la materia.

DERECHOS NOTARIALES: Resolucion 4581 del 29 de Diciembre de 1.998. $16595 . PAPEL NOTARIAL: Esta escriturn se extendio conforme a la minuta presentada y se protocoliza en las hojas de papel notarial Numeros :

AA14781987/14781988/14781989/14781990/14781991/14781992/14781993/14781994/
14781995/14781996.

ENMENDADO "30.000.00". SI VALE.

                ESTE PAPEL NU TIENE COSTO ALGUNO PARA EL USUARIO

El Compareciente,

/s/ MONICA RESTREPO RADA
-------------------------------
MONICA RESTREPO RADA                            [IMPRESION DEL PULGAR DE HUKLLA]
C.C.# 52.620.147 de Usaguen
T.P.# 84.592 C.S.J.

EN REPRESENTACION DE LAS SOCIEDADES KELIANT ENERGY INTERNATIONAL INC.Y RELIANT ENERGY INTERNATIONAL HOLDINGS LLC.

                                EL NOTARIO SEXTO

                                    [SELLO]